Exhibit 99.1
ANADIGICS ANNOUNCES FIRST QUARTER 2012 RESULTS

WARREN, N.J., May 1, 2012—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, reported first quarter 2012 net sales of $28.4 million, a decrease of 22% sequentially and a decrease of 35% from the first quarter of 2011.  GAAP net loss for the first quarter of 2012 was $15.8 million, or ($0.23) per diluted share.  Non-GAAP net loss for the first quarter of 2012, which excludes stock based compensation, adjustments to marketable securities and a restructuring charge, was $14.9 million, or ($0.21) per diluted share.

As of March 31, 2012, cash, cash equivalents and short and long-term marketable securities totaled $84.0 million.

Commenting on the results for the quarter ended March 31, 2012, Ron Michels president and CEO, stated, “We are making substantial progress with recent design wins and increased sampling of our new products.  However, our legacy products are slowing down faster than anticipated.  As we continue to build traction with our new product design wins, we remain confident that our strategy positions us for growth in late 2012 and 2013.”

“To proactively manage costs while prioritizing new product development, we recently completed a reduction in workforce and are implementing other cost improvement actions.  In combination with the first quarter’s restructuring, these actions are expected to improve our annualized cost structure by over $8 million when fully absorbed.” said Terry Gallagher, vice president and CFO. “In commenting on the second quarter, we expect a sequential reduction in revenue principally due to a final step down in sales to our former top customer.”

The statements regarding the Company’s anticipated future performance are forward looking and actual results may differ materially. Please see safe harbor statement at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, restructuring, and management separation charges. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However, the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing 855-859-2056 conference ID 71307923 (available until May 8, 2012).

Recent Highlights

February 28 – ANADIGICS Receives 2012 China ACE Award

February 27 - ANADIGICS’ HELP4™ and HELP3E™ Power Amplifiers Enable Samsung Galaxy Note in China and Korea

About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) delivers integrated radio frequency (RF) solutions that OEMs and ODMs demand to optimize the performance of wireless, broadband and cable applications across all major networks and standards. ANADIGICS features a diverse portfolio of highly linear, highly efficient RFICs. Headquartered in Warren, NJ, the company's award-winning products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers and other components that can be purchased individually or packaged as integrated RF and front-end modules. For more information, visit www.anadigics.com.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law.Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts, unaudited)

	Three months ended
	March 31, 2012	April 2, 2011

Net sales	$28,426	$43,463
Cost of sales	26,747	31,303
Gross profit	1,679	12,160
Research and development expenses	11,614	13,573
Selling and administrative expenses	6,855	9,436
Restructuring charge	494	-
Operating loss	(17,284)	(10,849)
Interest income	150	141
Interest expense	-	(17)
Other income, net	1,314	51
Net loss	$(15,820)	$(10,674)

Net loss per share
Basic and diluted	$(0.23)	$(0.16)

Basic and dilutive shares outstanding	69,669	67,037

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net loss	$(15,820)	$(10,674)
Stock compensation expense (excluding Restructuring and Management separation charges)
Cost of sales	217	610
Research and development	412	978
Selling and administrative	1,097	1,218
Management separation charges
Research and development (1)	-	838
Selling and administrative (1)	-	2,111
Marketable securities redemptions and accretion (2)	(1,306)	(75)
Restructuring charge (1)	494	-
Non-GAAP net loss	$(14,906)	$(4,994)

Non-GAAP loss per share (*)
Basic and diluted	$(0.21)	$(0.07)

(*) Calculated using related GAAP shares outstanding

(1) Management separation charges for three months ended April 2, 2011 includes non-cash stock compensation of $568 and $116 in Research and development and Selling and administrative, respectively. Restructuring charge for three months ended March 31, 2012 includes non-cash stock compensation of $49.

(2) Marketable securities adjustments include realized gains upon redemptions and interest accretion.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	March 31, 2012	12/31/2011 (*)
Assets	Unaudited

Current assets:
Cash and cash equivalents	$24,846	$32,695
Marketable securities	26,164	24,127
Accounts receivable	16,568	17,329
Inventory	18,355	19,733
Prepaid expenses and other current assets	4,679	3,198
Total current assets	90,612	97,082

Marketable securities	32,998	36,756
Plant and equipment, net	51,835	54,724
Other assets	258	239
	$175,703	$188,801

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$12,149	$11,905
Accrued liabilities	6,713	7,946
Accrued restructuring costs	377	-
Total current liabilities	19,239	19,851

Other long-term liabilities	2,326	2,425

Stockholders’ equity	154,138	166,525
	$175,703	$188,801

(*) The condensed balance sheet at December 31, 2011 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.